Exhibit 5.2

July 5, 2024

Biomotion Sciences

250 Park Avenue, 7th Floor

New York, NY 10177

Re:	Registration Statement on Form S-4
(File Number 333-279281)

Ladies and Gentlemen:

We have acted as United States counsel to Biomotion Sciences, a Cayman Islands exempted company, (the “Company”), in connection with the Registration Statement on Form S-4 (Registration No. 333-279281), as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of (1) 8,812,019 ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), of the Company, (2) warrants to purchase 5,940,000 Ordinary Shares (the “Warrants”), and (3) 5,940,000 Ordinary Shares issuable on exercise of warrants to purchase Ordinary Shares, each to be issued by the Company in connection with the transactions contemplated by that certain Amended and Restated Business Combination Agreement, dated as of April 3, 2024 (the “Business Combination Agreement”) among Moringa Acquisition Corp (“Moringa”), the Company, August M.S. Ltd., an Israeli company and a wholly-owned subsidiary of the Company, Moringa Acquisition Merger Sub Corp, a Cayman Islands exempted company and a wholly-owned subsidiary of the Company, and Silexion Therapeutics Ltd., an Israeli company. In relation to the transactions contemplated by the Business Combination Agreement, the Company, Moringa and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as warrant agent (the “Warrant Agent”), intend to enter into an amendment in the form attached as Exhibit 4.1.2 to the Registration Statement (the “Warrant Assignment, Assumption and Amendment Agreement”). Capitalized terms not defined herein have the same meaning given to them in the Business Combination Agreement. This opinion is being given in accordance with the Legal Matters section of the Registration Statement, as it pertains to the portions of New York law set forth below.

Insofar as the opinion expressed herein relates to or is dependent upon matters governed by the laws of the Cayman Islands, we have relied upon the opinion dated on or about the date hereof of Maples and Calder (Cayman) LLP which opinion is being filed as Exhibit 5.1 to the Registration Statement.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that, when issued, the Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant; and (e) we have assumed the Exercise Price (as defined in the Warrant Agreement) will not be adjusted to an amount below the par value per share of the Ordinary Shares.

Notwithstanding anything in this letter which might be construed to the contrary, our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Legal Matters section of the prospectus comprising a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ GREENBERG TRAURIG, LLP

GREENBERG TRAURIG, LLP